ANTON & CHIA	CERTIFIED PUBLIC ACCOUNTANTS

August 4, 2014

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:

United Cannabis Corporation

File No. 000-54582

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K by filed United Cannabis Corporation (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01 other than the paragraph above.

Sincerely,

/s/ Anton & Chia, LLP